UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hines Real Estate Investment Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

REMINDER

Dear Hines REIT Stockholder:

We previously mailed you proxy material for the annual meeting of stockholders of
Hines Real Estate Investment Trust, Inc. scheduled to be held on November 7, 2016 and, according to our latest records, your vote for this meeting has not been returned.

Regardless of the number of shares you may own, it is very important that they be represented at this meeting. Further, by voting now, you can help us limit the additional fees we may incur related to the continued solicitation of votes required to hold our meeting.

Your board of directors unanimously recommends that stockholders vote FOR all proposals.
We urge you to use either the toll-free number or internet site, which we have set up for you to quickly and easily vote your shares. Please see the attached proxy card for instructions. Alternatively, you may sign, date and mail the enclosed proxy card in the postage paid envelope provided. Please vote today.
Your vote is important, so please vote today by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

IF YOU RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

Hines Real Estate Investment Trust, Inc. 2800 Post Oak Blvd., Suite 5000 Houston, Texas 77056

Additional Information:
This communication is being made in respect of the Company's proposed plan of liquidation and dissolution pursuant to which the Company will sell all or substantially all of the Company's properties and assets, including without limitation seven of the Company's properties located in California and Washington to BRE Hydra Property Owner LLC (the "West Coast Asset Sale"). The proposed plan of liquidation and dissolution, including the West Coast Asset Sale, will be submitted to the stockholders of the Company for their consideration. In connection with the proposed plan of liquidation and dissolution, including the West Coast Asset Sale, the Company has filed a definitive proxy statement with the SEC. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PLAN OF LIQUIDATION AND DISSOLUTION, INCLUDING THE WEST COAST ASSET SALE. The definitive proxy statement has been mailed to the Company's stockholders. In addition, the proxy statement and other documents are available at no charge at the SEC's internet website, www.sec.gov. The proxy statement and other pertinent documents also may be obtained at no charge at the Company's website, http://www.hinessecurities.com, or by directing a written request to Hines Real Estate Investment Trust, Inc. at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Secretary.
The Company and its directors and executive officers and members of its external advisor and its employees may be deemed to be participants in the solicitation of proxies with respect to the Plan of Liquidation and Dissolution, including the West Coast Asset Sale. Information regarding the Company’s directors and executive officers is detailed in the proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of the Company’s directors and executive officers in the Plan of Liquidation and Dissolution may be obtained by reading the proxy statement and other relevant documents or materials relating to the proposed transaction when they become available.

Hines Real Estate Investment Trust, Inc. 2800 Post Oak Blvd., Suite 5000 Houston, Texas 77056